Exhibit 10.2
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

DRUG DISCOVERY COLLABORATION OPTION AGREEMENT
THIS DRUG DISCOVERY COLLABORATION OPTION AGREEMENT (the “Agreement”) is made effective as of October 1, 2014 (“Effective Date”) by and between Array BioPharma Inc., a Delaware corporation, having its principal offices located at 3200 Walnut, Boulder, CO 80301 (“Array”), and Mirati Therapeutics, Inc., a Delaware corporation, having a place of business at 9363 Towne Centre Drive, Suite 200, San Diego, CA 92121 (“Mirati”).
BACKGROUND
A.    Array has skills, expertise and technology relating to the discovery and development of therapeutics that modulate molecular targets involved in oncology and other disease areas.
B.    Mirati is engaged in the discovery, development and commercialization of therapeutics.
C.    Mirati and Array desire to establish a collaboration to apply Array’s expertise and technology to the discovery, optimization and development of small molecule compounds that [***] a certain Target (as defined herein), and to establish an option mechanism whereby Mirati may elect an exclusive (even as to Array), worldwide license under Array technology for the development and commercialization of certain products based on such compounds, all on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS
The following terms shall have the following meanings as used in this Agreement:
1.1        “Active Compound” shall mean any Compound having that level of activity against the Target in the applicable assay(s) as set forth in Schedule 1.1.
1.2    “Affiliate” of a Party shall mean any person, corporation or other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Party, as the case may be, for so long as such control exists. As used in this Section 1.2,

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“control” shall mean: (a) to possess, directly or indirectly, the power to direct the management and policies of such person, corporation or other entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital in such person, corporation or other entity.
1.3    “Annual Net Sales” shall mean total Net Sales of Products in a particular calendar year, as derived from audited financial statements of Mirati (or the applicable Affiliate or Sublicensee), provided, however, that Mirati shall use U.S. generally accepted accounting principles to calculate in good faith the Net Sales from any entities that are not audited or have not completed their audit within [***] of the end of the preceding calendar year.
1.4    “Array Background Technology” shall mean all Patents and Information Array Controls on the Effective Date or during the Term, which are necessary to develop, have developed, make, have made, use, sell, have sold, offer for sale and import Active Compounds and Products in the Field and in the Territory. As used in this Section 1.4, “Control” shall mean, with respect to any Patents, Information or other intellectual property right, possession by Array or its Affiliates, of the ability (whether by ownership, license, or otherwise, and without regard to the rights granted under this Agreement), to grant access, a license, or a sublicense to such Patents, Information or other intellectual property right without violating the terms of any agreement with any Third Party as of the time such access and without incurring any payment obligation (unless the Mirati agrees to pay such payment obligation), license or sublicense is granted to Mirati hereunder.
1.5    “Clinical Candidate” shall mean any Active Compound that meets the Clinical Candidate Criteria.
1.6        “Clinical Candidate Criteria” shall mean the criteria mutually agreed to by the Parties, as set forth in Schedule 4.1.2.
1.7        “Collaboration Technology” shall mean any and all Collaboration Patent Rights and Collaboration Know-How.
1.7.1    “Collaboration Patent Rights” shall mean all Patents the subject of which is an invention conceived and reduced to practice by or on behalf of Array solely and/or by or on behalf of Array jointly with Mirati or any Third Party, or that is conceived and reduced to practice by or on behalf of Mirati solely and/or by or on behalf of Mirati jointly with any Third Party, in the course of

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performing the Feasibility Program or the Discovery Program, that claim an Active Compound or Product or method of use or process for the synthesis or making thereof or composition-of-matter containing such Active Compound or Product, which are necessary to develop, have developed, make, have made, use, sell, have sold, offer for sale and import Active Compounds and Products in the Field and in the Territory.
1.7.2    “Collaboration Know-How” shall mean all Information developed or generated by or on behalf of Array solely and/or by or on behalf of Array jointly with Mirati or any Third Party, or made by or on behalf of Mirati solely and/or jointly with any Third Party, during and in connection with the Feasibility Program or the Discovery Program, in each case, which is necessary to develop, have developed, make, have made, use, sell, have sold, offer for sale and import Active Compounds and Products in the Field and in the Territory.
1.8    “Combination Product” shall mean a Product incorporating two or more therapeutically active ingredients and including an Active Compound as one of its active ingredients. Notwithstanding the foregoing, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “therapeutically active ingredients,” and their presence shall not be deemed to create a Combination Product under this Section 1.8.
1.9    “Commercially Reasonable Efforts” shall mean the carrying out of obligations or tasks in a manner consistent with the efforts a Party devotes to a product or a research, development or marketing project at a similar stage of research or development that is of similar market potential, profit potential or strategic value resulting from its own research efforts, and taking into account efficacy profile, safety profile, approved labeling, competitive landscape, Patent and other intellectual property position, regulatory status and likelihood of regulatory approval with respect to such product, but in no event using less than the commercially reasonable standards applied by other public biotechnology companies to their pharmaceutical products at a similar stage of research or development that is of similar market potential, and profit potential or strategic value, but not taking into account the interests of Mirati’s or its Affiliates’ or Sublicensees’ other products and services.
1.10    “Compound” shall mean a small molecule chemical entity (a) that is first synthesized and/or assayed by or on behalf of a Party in the course of performing activities under the Feasibility Program or the Discovery Program; and (b) that [***] the Target. It is understood and agreed that “Compound” shall not include any Library Compound.
1.11    “Discovery Plan” shall mean the written research plan mutually agreed to by the

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Parties, as set forth in Section 5.3.
1.12    “Discovery Program” shall mean the research activities undertaken by the Parties pursuant to Article 5 below, as more specifically defined in Section 5.1.
1.13    “Discovery Program Term” shall mean the term of the Discovery Program, as provided in Section 5.5 below.
1.14    “Europe” shall mean any country, nation, state or other territory under the jurisdiction of the European Medicines Agency (EMA) or any successor thereto, as such jurisdiction may change from time to time.
1.15    “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.
1.16    “Field” shall mean the treatment or prevention of any disease or condition in humans.
1.17    “First Commercial Sale” means, with respect to a particular Product in a given country, the first bona fide commercial sale of such Product following Marketing Approval (including pricing or reimbursement approval, if applicable) in such country by or under authority of Mirati, its Affiliates, or Sublicensees.
1.18     “FTE Rate” shall mean the annual amount of US$[***].
1.19    “GAAP” shall mean generally accepted accounting principles as applicable in the United States of America.
1.20    “Information” shall mean materials, data and other information, including to the extent relating to the subject matter of, or arising under, this Agreement, and includes without limitation: (a) ideas, techniques, data, including screens, models, inventions, methods, test data (including, pharmacological, toxicological and clinical test data), instructions, processes, formulas, expert opinions, analytical and quality control data, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information, marketing, pricing, distribution, costs, and sales data, manufacturing information, and patent and legal data or descriptions (to the extent that disclosure thereof would not result in loss or waiver of privilege or similar protection); and (b) information pertaining to compositions of matter, including compounds, biological materials and assays. For purposes of this Agreement, (i) the subject matter and content of all JAC discussions and meetings shall be deemed Information herein; and (ii)

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“clinical test data” shall be deemed to include all information related to the clinical or preclinical testing of a Compound or Product, including patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications, and the like.
1.21    “Initiation” of a particular clinical trial shall be deemed to occur upon the date of first dosing of the first subject.
1.22    “JAC” or “Joint Advisory Committee” shall have the meaning set forth in Section 2.1.
1.23    “Library Compound” shall mean a chemical entity, [***], that is [***].
1.24    “Marketing Approval” shall mean all approvals, licenses, registrations or authorizations of a Regulatory Authority in a country necessary for the manufacture, use, storage, import, marketing and commercial sale of a Product in such country.
1.25    “Marketing Approval Application” or “MAA” shall mean a New Drug Application (as defined in 21 C.F.R. § 314.50 et. seq.) or a comparable application for Marketing Approval (including pricing or reimbursement approval, if required in the applicable jurisdiction) in another jurisdiction, in each case with respect to a Product.
1.26    “Net Sales” shall mean the gross invoice price by Mirati or its Affiliates or Sublicensees, as the case may be, for all Products sold by Mirati, its Affiliates or Sublicensees (“Selling Party”), under this Agreement in arm’s length sales to Third Parties less deductions allowed to the Third Party customer by the Selling Party on such sales for:
(a)    [***];
(b)    [***];
(c)    [***];
(d)    [***]; and

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(e)    [***].
Sales among the Selling Party and its Affiliates and/or Sublicensees shall be excluded from the computation of Net Sales, and no royalties will be payable on such sales except where such Affiliates or Sublicensees are end users; provided, however, in each case that any subsequent resale to a Third Party shall be included within Net Sales. In addition, the Selling Party may exclude from Net Sales a reasonable provision for uncollectible accounts, to the extent such reserve is determined in accordance with GAAP, consistently applied across all product lines of the particular Party, until such amounts are actually collected. Net Sales shall not include, and no royalty shall be due on, Products used in clinical trials or other research and development activities, or Products given as samples.
In the event a Product is sold which is a Combination Product (as defined in Section 1.8), for purposes of determining payments due Array under Section 7.9, Net Sales of such Combination Product shall be calculated by [***] during the applicable accounting period. All Gross Selling Prices of the applicable Product and other product used in determining [***] shall be calculated as the average Gross Selling Price of such Product and other product during the applicable accounting period for which the Net Sales are being calculated. In the event that the Gross Selling Price for such Product used to determine [***] cannot be determined for an given accounting period, Net Sales of the applicable Combination Product shall be determined using [***] as reasonably agreed by the parties (which [***], if not mutually agreed by the Parties, shall be determined pursuant to the dispute resolution procedures set

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forth in this Agreement). For purposes of this Section 1.25, “Gross Selling Price” shall mean the gross price at which a product is sold to a Third Party, before discounts, deductions, credits, taxes or allowances.
1.27    “Option” shall have the meaning set forth in Section 4.1.
1.28    “Option Term” shall have the meaning set forth in Section 4.1.1(a).
1.29    “Party” or “Parties” shall mean Array and/or Mirati.
1.30    “Patents” shall mean (i) all patents, patent applications, certificates of invention, applications for certificates of invention, and priority patent filings (including without limitation patent applications under the Patent Cooperation Treaty and the European Patent Convention), together with (ii) any renewals, divisions, continuations, continuations-in-part, or requests for continued examination of any such patents, patent applications, certificates of invention, applications for certificates of invention, and priority patent filings, and any and all patents and certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions to any of the foregoing, and any foreign counterparts of any of the foregoing, and any other patents, patent applications, certificates of invention, applications for certificates of invention, and priority patent filings claiming priority back to any of the foregoing.
1.31    “Phase I” shall mean a human clinical trial conducted on a limited number of study subjects for the purpose of gaining evidence of the safety and tolerability of, and information regarding pharmacokinetics and, with respect to applicable oncology trials, potential pharmacological activity for, a product or compound, as described in 21 C.F.R.§ 312.21(a) (including any such clinical study in any country other than the United States).
1.32    “Phase II” shall mean a human clinical trial conducted on study subjects with the disease or condition being studied for the principal purpose of achieving a preliminary determination of efficacy and/or appropriate dosage ranges, as further described in 21 C.F.R. §312.21(b) (including any such clinical study in any country other than the United States).
1.33    “Phase III” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in study subjects with the disease or condition being studied, as further described in 21 C.F.R. §312.21(c) (including any such clinical study in a country other than the United

States), which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of a MAA for the indication being studied.
1.34    “Product” shall mean any pharmaceutical product for use in the Field incorporating as an active ingredient an Active Compound.
1.35    “Regulatory Authority” shall mean the FDA, or a regulatory body with similar regulatory authority in any jurisdiction outside the United States.
1.36    “Sublicensee” shall mean, with respect to a particular Active Compound, Clinical Candidate or Product, a Third Party to whom Mirati or its Affiliate has granted a license or sublicense to develop, make and/or sell such Active Compound, Clinical Candidate or Product; and a “sublicense” shall mean any agreement or arrangement between Mirati or its Affiliate and a Sublicensee granting such rights.
1.37    “Target” shall mean the protein target listed on Schedule 1.37 attached hereto.
1.38    “Territory” shall mean worldwide.
1.39    “Third Party” shall mean any entity other than Array, Mirati and their respective Affiliates.
1.40    “Valid Claim” shall mean (a) a claim of an issued and unexpired Patent (including the term of any patent term extension, supplemental protection certificate, renewal or other extension) which has not been: (i) held unpatentable, invalid or unenforceable in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken, or (ii) admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a claim of a patent application, which claim has been pending less than five (5) years from the original filing date of such claim in a given country, unless or until such claim thereafter issues as a claim of an issued Patent (from and after which time the same shall be deemed a Valid Claim subject to paragraph (a) above).
1.41    Additional Definitions. Each of the following terms shall have the meaning described in the corresponding section of this Agreement below.

Term	Section Defined
Array Indemnitees	12.4

Term	Section Defined
Mirati Indemnitees	12.5
Change of Control	6.5
Claim	12.6
Confidential Information	11.1
Development Milestone	7.6
Dispute	14.1
Feasibility Program	3.1
force majeure event	14.5
Indemnitor	12.6
Indemnitee	12.6
Liabilities	12.4
Minimum Annual Funding	7.4
Option Exercise Fee	7.3
Option Extension Fee	7.2
Results	11.1
Sales Milestone	7.7.1
Subject Transaction	14.3.2
Term	13.1
Withholding Taxes	8.3
ARTICLE II
GOVERNANCE
2.1    General. The Parties shall establish a Joint Advisory Committee (“JAC”) to oversee and coordinate activities under the Feasibility Program and, if Mirati exercises the Option, the Discovery Program. The JAC may from time to time establish subcommittees to handle matters within the scope of its authority.
2.1.1    Joint Advisory Committee. Within [***] following the Effective Date, Array and Mirati shall establish a Joint Advisory Committee.
(a)    Duties. The JAC shall:
(i)    establish, oversee, review and coordinate the Feasibility Program and, if Mirati exercises the Option, the Discovery Program, including assigning activities to

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be performed by each Party under the Feasibility Program and, if applicable, the Discovery Program, which may require the Parties to enter into material transfer and other appropriate agreements in connection with such activities;
(ii)    coordinate a collaborative lead validation and optimization program to identify Active Compounds;
(iii)    amend as necessary the criteria for the selection of Clinical Candidates;
(iv)    provide a forum for the Parties: (1) to discuss the objectives of the Feasibility Program and the Discovery Program; and (2) to exchange and review scientific information and data relating to the activities being conducted under, and the then-current progress of, the Feasibility Program and the Discovery Program, including the exchange and review of data, Active Compound structures and the like resulting from the Feasibility Program and the Discovery Program; and
(v)    make any such decisions as are expressly allocated to the JAC under this Agreement.
(b)    Termination of JAC. Unless earlier terminated pursuant to Section 2.2.5, the JAC shall exist until the later of: (i) the end of the Option Term; and (ii) if the Option was exercised, the end of the Discovery Program.
2.2    Committee Membership and Procedures.
2.2.1    Committee Membership. The JAC shall each be composed of [***] representatives from each of Mirati and Array. Each Party may replace any of its representatives at any time with prior written notice to the other Party; provided that such replacement is of comparable standing and authority within that Party’s organization as the person he or she is replacing. Subcommittees the JAC may establish to oversee particular projects or activities, and such subcommittees will be constituted as the JAC agrees.
2.2.2    Committee Meetings. The JAC shall hold an initial joint meeting within [***] after the Effective Date or as otherwise agreed by the Parties. Thereafter, the JAC shall meet at least once every month, unless the JAC otherwise agrees. All JAC meetings may be conducted by telephone, video-conference or in person as determined by the JAC; provided, however, that the

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JAC shall meet in person at least once each calendar quarter, unless the Parties mutually agree to meet by alternative means. Unless otherwise agreed by the Parties, all in-person meetings for the JAC shall be held on an alternating basis between Array’s facilities and Mirati’s facilities. With the consent of the Parties (not to be unreasonably withheld or delayed), a reasonable number of other representatives of a Party may attend any JAC meeting as non-voting observers (provided that such additional representatives are under obligations of confidentiality and non-use applicable to the Confidential Information of the other Party that are at least as stringent as those set forth in Article 11). Each Party shall be responsible for all of its own personnel and travel costs and expenses relating to participation in JAC meetings.
2.2.3    Minutes. The JAC shall keep accurate minutes of its deliberations which shall record all proposed decisions and all actions recommended or taken. The Secretary of the JAC (as appointed by the members of the JAC) shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the JAC within five (5) working days after each meeting and shall be approved, if appropriate, at the next meeting. All records of the JAC shall at all times be available to both Array and Mirati.
2.2.4    Decision-Making. Decisions of the JAC shall be made by [***].
2.3    Scope of Governance. Notwithstanding the creation of the JAC, each Party shall retain the rights, powers and discretion granted to it under this Agreement, and the JAC shall not be delegated or vested with rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. The JAC shall not have the power to amend or

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modify this Agreement, and no decision of the JAC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JAC are only those specific issues that are expressly provided in this Agreement to be decided by the JAC.
ARTICLE III
FEASIBILITY PROGRAM
3.1    Feasibility Program. During the Option Term, Array shall be responsible [***] during the Option Term (“Feasibility Program”). During the Option Term, Array shall use Commercially Reasonable Efforts to conduct the Feasibility Program.
3.2    Feasibility Program Funding. Except as otherwise expressly provided in this Agreement, Array will be responsible for funding its activities under the Feasibility Program during the Option Term. If Mirati determines that additional work would accelerate or improve the Feasibility Program, Array agrees to reasonably cooperate in facilitating such additional work which shall be performed at Mirati’s expense.
3.3    Updates; Reports. During the Option Term, Array shall provide to Mirati through the JAC with regular written updates no less than [***] on the results of the Feasibility Program. [***] Array shall provide the JAC with a written summary of the activities conducted under the Feasibility Program for the preceding [***] and supporting data related thereto. Mirati shall have the right to reasonably request and to receive in a timely manner clarifications and answers to questions with respect to such reports.
3.4    Records.
3.4.1    Retention. Array shall maintain, or cause to be maintained records of all activities conducted under the Feasibility Program, in a scientific manner as will properly reflect all work done and results achieved in the performance of the Feasibility Program and which are otherwise sufficient to determine the identity and inventorship dates of inventions. Array shall retain such

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records until the end of the Option Term, and shall provide such records to Mirati on Mirati’s request after Mirati exercises the Option.
3.4.2    Inspection. During the Option Term, Array shall make available to Mirati for review and copying, as reasonably requested and upon reasonable notice, during Array’s normal business hours, such records as may be reasonably necessary for Mirati: (a) to review details of the results generated under the Feasibility Program; (b) to supplement the reports furnished by Array pursuant to Section 3.3 above; and/or (c) to audit other costs which are reimbursable by Mirati hereunder. Such disclosures shall occur no more than once [***] during the Option Term and shall be pursuant to reasonable procedures to protect the confidentiality of such records.
ARTICLE IV
MIRATI OPTION
4.1    Mirati Option. During the Option Term, Mirati shall have the exclusive option to acquire an exclusive (even as to Array), worldwide license to develop and commercialize Active Compounds as set forth in Section 6.2 (the “Option”), all in accordance with the terms and conditions set forth in this Article 4.
4.1.1    Exercise.
(a)    Option Term. Mirati may exercise the Option at any time on or before the first anniversary of the Effective Date, or on or before the applicable extended date, as extended herein (the “Option Term”); provided that the Option Term shall terminate upon the earlier of: (i) termination of this Agreement in accordance with Article 13; or (ii) the date on which Mirati exercises the Option. Mirati may extend the Option Term for up to [***] additional [***] periods upon written notice to Array and payment of the applicable Option Extension Fee set forth in Section 7.2, such notice to be provided on or prior to the first anniversary of the Effective Date or on or prior to the end of the then-current extended Option Term, as applicable.
(b)    Exercise. To exercise the Option, Mirati shall so notify Array in writing at any time during the Option Term and pay to Array the Option Exercise Fee set forth in Section 7.3.
4.1.2    Discovery Plan. Upon exercise of the Option, the JAC or its designated subcommittee will provide recommendations to the Parties for any modifications to the Discovery Program, including without limitation any proposed modifications to the Clinical Candidate Criteria (with corresponding proposed updates to Schedule 4.1.2, as applicable). At such time, the Parties will

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agree upon a budget setting forth the amounts to be paid to Array during its performance of the Discovery Program, and subject to and in accordance with Article VII.
4.1.3    Termination. In the event that Mirati fails to exercise its Option in accordance with Section 4.1.1 above, then this Agreement and the Option shall terminate. Array shall thereafter be free to develop such Compounds and other compounds that modulate the activity of the Target outside the collaboration, alone or in connection with Third Parties.
ARTICLE V
DISCOVERY PROGRAM
5.1    If Mirati exercises the Option, the Parties will collaborate on a discovery program, pursuant to the Discovery Plan and in accordance with this Article V, with the goal of identifying and developing [***] Clinical Candidates in the Field (herein, the “Discovery Program”).
5.2    Conduct of the Discovery Program. Subject to the terms and conditions set forth herein, upon exercise of the Option by Mirati, the Parties agree to conduct the Discovery Program, which shall be funded as set forth in Article VII below. During the Discovery Program Term, Array and Mirati shall collaborate and each use Commercially Reasonable Efforts to conduct the Discovery Program in accordance with the Discovery Plan, and to perform their respective obligations therein, within the time schedules contemplated therein and to keep the other Party informed as to the progress and results of the Discovery Program hereunder.
5.3    Discovery Plan. The Discovery Program shall be carried out in accordance with a mutually agreed upon written discovery plan, which shall establish specific research objectives and the research tasks to be performed and resources to be provided by each Party (herein, the “Discovery Plan”). Within [***] of Mirati’s exercise of the Option, the Parties shall develop and finalize the Discovery Plan. The Discovery Plan also will include [***]. The Discovery Plan shall be reviewed on an ongoing basis and may be amended only by written agreement of the Parties.
5.4    Designation of Clinical Candidates. From time to time, after Mirati’s exercise of the Option, [***]

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[***]. [***], each such Active Compound so designated shall be deemed a Clinical Candidate for the purposes of this Agreement.
5.5    Term of Discovery Program. The Discovery Program Term shall commence on the date of exercise by Mirati of the Option and, unless earlier terminated as permitted under Article 13, or extended in accordance with the terms herein shall end upon the second anniversary of the date of exercise by Mirati of the Option (the “Discovery Program Term”). The Discovery Program Term may be extended for an additional year upon mutual consent of the Parties.
5.6    Third Party Licenses. In the event that the Parties agree to acquire additional technologies from a Third Party specifically for use in the conduct of the Discovery Program, Mirati will be responsible for the payment of any amounts due to Third Parties for the license of intellectual property which directly applies to any Target, and the costs of negotiating, preparing and executing any such license.
5.7    Records; Inspection.
5.7.1    Records. Array and Mirati shall each maintain records of the Discovery Program (or cause such records to be maintained) in sufficient detail and in good scientific manner, and in accordance with US GAAP with respect to financial records, as will properly reflect all work done, results achieved and costs incurred in the performance of the Discovery Program (including all data in the form required under any applicable governmental regulations and as directed by the JAC). Array shall maintain such records during the Discovery Program Term and for a period of [***] thereafter, and shall provide Mirati access to such records at Array’s place of business and allow Mirati to make copies thereof, upon reasonable advance notice from Mirati.
5.7.2    Reports and Information Exchange. During the Discovery Program Term, each of Mirati and Array shall use Commercially Reasonable Efforts to disclose to the other Party in writing all material information relating to the Discovery Program, including without limitation any Active Compound and/or Clinical Candidate, promptly after it is learned or its materiality is appreciated. Each Party shall also keep the other Party, including the JAC, informed in writing as to its progress under the Discovery Plan. Within [***] following the end of each calendar quarter of the Discovery Program, Array shall provide Mirati with a reasonably detailed written report describing the progress to date of all activities completed during such quarter under the Discovery Plan.
5.7.3    Library Compounds. Notwithstanding any other provision of this Article V,

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Array shall not be required to [***] required for a Compound to be an Active Compound.
5.8    Post Discovery Program Activities. For each Active Compound, Clinical Candidate and Product to which Mirati retains or is granted rights under this Agreement, following the completion of the Discovery Program and termination of the Discovery Program Term, as extended, Mirati shall be responsible, at its sole expense, for conducting all additional preclinical and clinical development of such Active Compound, Clinical Candidate or Product, and all commercialization of such Clinical Candidate or Product, in accordance with Article 9.
5.9    Development. Mirati shall be responsible, at its expense, for the preparation and filing of all MAAs with respect to any subsequent clinical development for an Active Compound, Clinical Candidate or Product. Array shall also provide to Mirati in writing, in support of any Mirati Marketing Approval Application filings, all relevant non-clinical data, including CMC, pharmacology and toxicology generated by Array with respect to such Active Compound or Product.
ARTICLE VI
LICENSE GRANTS; EXCLUSIVITY
6.1    Research Licenses. Subject to the terms and conditions of this Agreement:
6.1.1    To Array. Mirati hereby grants to Array a non-exclusive worldwide license to make and use and otherwise exploit subject matter within Mirati’s rights under the Collaboration Technology to the extent necessary: (a) to conduct the Feasibility Program during the Option Term; (b) to conduct the Discovery Program in accordance with the applicable Discovery Plan during the Discovery Program Term.
6.1.2    To Mirati. Array hereby grants to Mirati and its Affiliates a co-exclusive (with Array) worldwide license to make and use and otherwise exploit subject matter within Array’s rights under the Array Background Technology and/or Collaboration Technology to the extent necessary to: (a) cooperate with Array in connection with the performance of the Feasibility Program during the Option Term; and (b) conduct the activities assigned to or undertaken by Mirati and/or its Affiliates under the Discovery Program in accordance with the Discovery Plan during the Discovery Program Term.
6.1.3    Sublicenses. The licenses granted under this Section 6.1 shall not include the right to grant or authorize sublicenses; provided, however, that the [***].

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6.2    Commercial License to Mirati.
6.2.1    License Grant. Subject to the terms and conditions of this Agreement, on and from the date of Mirati’s exercise of the Option, Array hereby grants Mirati and its Affiliates a worldwide, exclusive (even as to Array) license under Array’s interest in any Collaboration Technology, and under the Array Background Technology, to develop, have developed, make, have made, use, sell, have sold, offer for sale and import Active Compounds and Products in the Field and in the Territory.
6.2.2    Sublicenses. The license granted under this Section 6.2 shall include the right to grant and authorize sublicenses to Third Parties, directly or indirectly through multiple tiers of sublicense; provided that Mirati shall remain responsible for the compliance of such Sublicensees and Affiliates with the applicable terms of this Agreement. Each sublicense granted by Mirati shall be consistent with all of the terms and conditions of this Agreement and subordinate thereto, and Mirati shall remain responsible to Array for the compliance of each such Sublicensee with the financial and other obligations due under this Agreement. [***].
6.3    No Other Rights. Except for the rights expressly granted under this Agreement, no right, title or interest of any nature whatsoever is granted, whether by implication, estoppel or otherwise, by any Party to the other Party. All rights with respect to Information, Patents or other intellectual property rights that are not specifically granted herein are reserved to the owner thereof.
6.4    No Implied Licenses. Each Party acknowledges that the licenses granted under this Article 6 are limited to the scope expressly granted, and all other rights to Patents and Information of a Party are expressly reserved to that Party owning such Patents and Information. Without limiting the foregoing, it is understood that where an exclusive license under any Patent and/or Information is granted to a Party under this Article 6 for a particular purpose, the Party granting such license retains all of its rights to such Patent and/or Information for all purposes not expressly licensed.
6.5    Exclusivity of Efforts. Except for [***]

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[***], during the Term of this Agreement, neither Party shall conduct, participate in, or fund, directly or indirectly, alone or with any Affiliate or any Third Party, any activities directed to the discovery, development, or commercialization of any compound that [***] the activity of the Target; provided, however, in the event of a Change of Control (as defined below) of a Party, the foregoing limitation shall not apply to that portion of the surviving entity that was not a Party hereto (prior to the Change of Control), whether with respect to any research or development programs, or other such activity or efforts, that such portion of the surviving entity had ongoing as of or immediately prior to the date of such Change of Control. For purposes of this Section 6.5, a “Change of Control” shall mean the sale of substantially all of the assets of a Party or the merger, consolidation, or similar transaction or series of transactions affecting a Party, as a result of which the affected Party’s shareholders before such transaction or series of transactions own less than fifty percent (50%) of the total number of voting securities of the surviving entity immediately after such transaction or series of transactions. For clarity, if as a result of any such Change of Control, a Party exists as a wholly owned subsidiary of a parent, then the provisions of this Section 6.5 shall continue to apply to the Party, but not to such parent.
ARTICLE VII
PAYMENTS
7.1    Initial Payment. In consideration of Array’s performance of its obligations under the Feasibility Program and further in consideration of the rights and licenses granted by Array to Mirati in this Agreement, Mirati shall pay to Array an initial fee of [***] Dollars ($[***]) within [***] following the Effective Date in accordance with the payment provisions of Article 8. The initial fee set forth in this Section 7.1 shall not be refundable or creditable against any other amounts due Array under this Agreement.
7.2    Option Extension Fees. In partial consideration of Array’s performance of its obligations under the Feasibility Program and the rights granted by Array to Mirati to extend the Option Term, Mirati shall pay to Array a fee of [***] Dollars ($[***]) for the first [***] extension and a fee of [***] Dollars ($[***]) for the second [***] extension (each an “Option Extension Fee”). The Option Extension Fees set forth in this Section 7.2 shall not be refundable or creditable against any other amounts due Array under this Agreement.
7.3    Option Exercise Fee. Upon exercise of the Option, Mirati shall pay to Array an option exercise fee of [***] Dollars ($[***]) within [***]

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following Mirati’s exercise of the Option, such payment in accordance with the payment provisions of Article 8 (the “Option Exercise Fee”). The option exercise fee set forth in this Section 7.3 shall not be refundable or creditable against any other amounts due Array under this Agreement.
7.4    Discovery Program Funding. Subject to the limitations set forth below, Mirati shall pay to Array research funding as set forth and agreed in the Discovery Plan, including all costs of Array in performing the Discovery Program in accordance with the Discovery Plan, but in no case less than [***] Dollars ($[***]) per each full [***] period, or the pro-rata amount thereof corresponding to any period less than [***] if terminated early, during the Discovery Program Term (the “Minimum Annual Funding”), payable in accordance with the provisions below.
7.4.1    Payment Schedule. Mirati agrees to pay Array research funding for the conduct of the Discovery Program quarterly, in advance, in the amounts called for in the Discovery Plan for the applicable quarter. The initial payment shall be made before the date Array begins performance of its obligations under the Discovery Plan, and subsequent payments shall be made before the first day of each calendar quarter thereafter. The Discovery Plan shall include a budget and payment schedule setting forth the quarterly amounts to be paid by Mirati to Array. Without limiting Section 5.7.2 above, within [***] after the end of each calendar quarter during the Discovery Program Term, Array shall provide Mirati a report specifying [***] in performing activities under the Discovery Plan during such quarter. Mirati’s Discovery Program payment obligation shall be adjusted as follows: if, at the end of a given year, the actual expenses incurred by Array in performing activities under the Discovery Plan (as set forth in the applicable report required under this Section 7.4.1) during such year, is less than the expenses called for under the Discovery Plan (including without limitation the Minimum Annual Funding) for such period, then the overpayment shall be credited against the next Discovery Program payment due Array under this Agreement. Upon the termination of the Discovery Program, the credit balance corresponding to such overpayments, if any, shall be refunded to Mirati.
7.4.2    No Withholding. All amounts paid by Mirati to Array pursuant to this Section 7.4 shall be made without withholding for taxes or any other charge.
7.4.3    If the amounts payable to Array under this Section 7.4 for any year of the Discovery Program Term are less than the Minimum Annual Funding, then [***].

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7.5    Development Funding. In addition to the funding obligations set forth in Section 7.4, Mirati shall be responsible for all costs and expenses for otherwise developing and commercializing the Active Compounds and Products for use in the Field, including without limitation, preclinical development, clinical development, premarketing and commercial activities.
7.6    Research and Development Milestones. Mirati shall pay to Array the amounts set forth below upon the achievement of each of the corresponding milestones with respect to the applicable Active Compound or Product (each, a “Development Milestone”):

Development Milestone	Payment Amount
1. Initiation of GLP toxicology for the first Active Compound	$[***]
2. Initiation of the first Phase I trial for a Product	$[***]
3. Initiation of the first Phase II trial for a Product	$[***]
4. Initiation of the first Phase III trial for a Product	$[***]
5. First Commercial Sale of a Product in US	$[***]
6. First Commercial Sale of a Product in a Major Market in Europe	$[***]
7. First Commercial Sale of a Product in Japan	$[***]
7.6.1    It is understood that Mirati shall be obligated to pay each Development Milestone only once upon the first achievement of the applicable Development Milestone with respect to the first Active Compound or first Product, as applicable, to achieve such Development Milestone. As used in this Agreement, “Major Market” shall mean [***].
7.6.2    Skipped Development Milestones. If Development Milestone 4, 5, 6 or 7 is achieved with respect to a particular Product before Development Milestone 1, 2 or 3 is achieved (each a “prior” Development Milestone), then each such prior Development Milestones shall be deemed achieved upon achievement of Development Milestone 4, 5, 6, or 7 as applicable, and become payable (if not previously paid) in accordance with this Section 7.6.
7.7    Sales Milestones.

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7.7.1    Sales Milestone Payments. Mirati shall pay to Array the amounts set forth below following the achievement of each of the corresponding Net Sales milestones with respect to each Product (each, a “Sales Milestone”):

Sales Milestone Event	Payment Amount
1. Upon the first occurrence for each Product achieving Annual Net Sales in the Territory equal to or greater than [***] Dollars (US$[***]):	$[***]
2. Upon the first occurrence for each Product achieving Annual Net Sales in the Territory equal to or greater than [***] Dollars (US$[***]):	$[***]
3. Upon the first occurrence for each Product achieving Annual Net Sales in the Territory equal to or greater than [***] Dollars (US$[***]):	$[***]
4. Upon the first occurrence for each Product achieving Annual Net Sales in the Territory equal to or greater than [***] Dollars (US$[***]):	$[***]
7.7.2    Certain Terms. For purposes of this Section 7.7, all dosages, dosage forms and all formulations of products containing a particular Active Compound, and regardless of delivery mechanism, shall be deemed a single Product, and Mirati shall not be obligated to pay any additional Sales Milestones therefor.
7.8    Milestone Payment Timing; Other Milestone Provisions. Mirati and Array each agree to promptly notify the other of its achievement of any milestone event set forth in Sections 7.6 and 7.7 above and the payment of each corresponding milestone payment set forth in the Section 7.6 or 7.7, as applicable, shall be due and payable by Mirati to Array as follows: (a) for milestones events set out in Section 7.6 or 7.7 above achieved by Mirati, its Affiliate or Sublicensee, Mirati shall notify Array in writing within [***] after the achievement of each such milestone by Mirati, its Affiliate or Sublicensee, and each such notice shall be accompanied by the appropriate milestone payment; and (b) for milestone events set out in Section 7.6 achieved by Array, the appropriate milestone payment shall be due [***] after receipt by Mirati of notification from Array thereof, subject to Mirati’s verification during such [***] period that the applicable milestone event occurred. For the avoidance of doubt, the milestone payments set forth in Sections 7.6 and 7.7 above shall not

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be refundable and shall not be creditable against future milestone payments, royalties or other payments to Array under this Agreement, and notification of achievement of Sales Milestones 1, 2, 3 and 4 and the payments therefor shall be due within [***] after the end of the calendar year in which they were achieved. Royalties.
7.8.1    Royalty Payment. Mirati shall pay Array a percentage royalty on annual Net Sales of Products on a tiered basis at the percentage royalty rate corresponding to the amount of annual Net Sales of Product within each annual Net Sales tier or increment, as follows:

Aggregate Worldwide Annual Net Sales Increment	Royalty Rate on Incremental Net Sales
$[***] and less	[***]%
$[***] to [***]	[***]%
$[***] to $[***]	[***]%
$[***] and more	[***]%
7.8.2    Royalty Term. The royalties due pursuant to this Section 7.9 shall be payable on a country-by-country and Product-by-Product basis until the later of: (a) the date of expiration of the last-to-expire Valid Claim of a Patent within the Collaboration Patent Rights or the Array Background Technology covering such Product in the country in which such Product is sold at the time of such sale; or (b) [***] years after the First Commercial Sale of such Product in such country (the “Royalty Term”).
7.8.3    One Royalty. Only one royalty shall be paid to Array with respect to a particular Product subject to royalties under this Section 7.9, without regard to whether more than one issued and unexpired claim of a Patent within the Collaboration Patent Rights or Array Background Technology is applicable to such Product. In no event shall more than one royalty be due hereunder with respect to any Product unit.
7.8.4    Third Party Obligations; Generic Products.
(a)    In the event that (i) Mirati or its Affiliate or its or their Sublicensees determines it reasonably necessary to obtain a license under a Patent of a Third Party, where such

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Patent covers the composition, use or all practical methods of synthesis of an Active Compound contained in the Product or of a Product, and such Patent would necessarily be infringed by the development, manufacture or sale of such Product, and (ii) Mirati must pay such Third Party a running royalty on Net Sales of such Product in a particular country for such license, then the aforementioned royalty payment obligations to Array shall be reduced by the amount of royalties payable to such Third Parties, but in any event in an amount no greater than [***] percent ([***]%) of the amount of such running royalties actually paid to such Third Party with respect to Net Sales of a given Product in a given country, against royalties due Array on Net Sales of such Product in such country. Mirati shall not be entitled to such credit in any country of the Territory in the event the Patents of such Third Party for which such obligations have been incurred are (i) held unpatentable, invalid or unenforceable in a final decision of a court or other government agency of competent jurisdiction from which no appeal may be or has been taken, or (ii) admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, in such country.
(b)    Consultation. Mirati shall consult with Array prior to entering into any license agreement with a Third Party for which Mirati would seek to deduct royalties under this Section 7.9.4, and shall take into account reasonable suggestions of Array with respect to such proposed license, including whether such a license is necessary.
(c)    Generic Products. On a Product-by-Product and country-by-country basis, and provided that the Royalty Term has not yet expired, upon (i) the first sale in the applicable jurisdiction of any Generic Product for an indication for which a Product has received Marketing Approval, and (ii) such Generic Product(s) represent a total unit volume of at least [***] percent ([***]%) of the combined unit volume of the Product and such Generic Product(s) for all indications, in the aggregate, in such country in any calendar quarter determined by the number of prescriptions given for the Product and such Generic Product(s), in the aggregate, during such calendar quarter (as measured by IMS data or if IMS data is not available for such country, data from another independent source reasonably agreed upon by the Parties), and Mirati reasonably determines that it is not likely to recover such lost market share; the aforementioned royalty rates shall be reduced by [***] percent ([***]%); provided that in no case will the royalties to be paid to Array be reduced to a rate less than [***] percent ([***]%). For clarity, if the market share of the Generic Product(s) falls below [***] percent ([***]%) in any subsequent calendar quarter, then the reduction shall not apply in such calendar quarter, or any subsequent calendar quarter.
“Generic Product " shall mean a true generic product, i.e., a non-proprietary product containing the same Active Compound being sold hereunder in such country and that: (1) is substantially identical to

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the Product; (2) obtained Marketing Approval solely by means of an Abbreviated New Drug Application filing or a similar procedure for establishing equivalence to such Licensed Product that does not require clinical testing; and (3) is legally marketed in such country by an entity other than Mirati, its Affiliates or its Sublicensees.
7.8.5    Timing of Royalty Payments and Reports. Royalty payments under this Agreement shall be made to Array quarterly within [***] following the end of each calendar quarter for which such royalties are due. Together with any such payment, Mirati shall deliver to Array a report setting out in reasonable detail the information necessary to calculate the royalty payments due under this Section 7.9 for such calendar quarter, including the following information, specified in the aggregate and on a Product-by-Product and country-by-country basis: (a) total gross invoiced amount from sales of Products by Mirati, its Affiliates and Sublicensees; (b) all relevant deductions from gross invoiced amounts to calculate Net Sales; (c) Net Sales; (d) any other deductions or credits permitted in accordance with the terms of this Agreement; and (e) royalties payable.
7.9    Conflicts of Interest. Mirati agrees to establish list prices and discounts for each Product solely in the interest of the commercial success of such Product in a particular country, taking into account the competitive environment, product profile and commercial potential of the Product, and not in the interests of Mirati’s other products and services. However, the foregoing shall not be construed to dictate to Mirati any resale prices for Products.
ARTICLE VIII
PAYMENTS; BOOKS AND RECORDS
8.1    Payment Method. Unless otherwise expressly stated in this Agreement, all payments due under this Agreement shall be made from a bank located in the United States by bank wire transfer in immediately available funds to a bank account designated by Array. All payments hereunder shall be made in U.S. dollars. In the event that the due date of any payment subject to Article 7 hereof is a Saturday, Sunday or national holiday, such payment may be paid on the following business day. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the The Wall Street Journal (U.S., Eastern Edition) on the date such payment is due, plus an additional [***] percent ([***]%), calculated on the number of days such payment is delinquent.
8.2    Foreign Exchange. Unless otherwise expressly stated in this Agreement, all amounts specified in, and all payments made under, this Agreement shall be in United States Dollars. If any

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currency conversion shall be required in connection with the calculation of amounts payable under this Agreement, such conversion shall be made using the average of the daily buying and selling exchange rates for conversion of the applicable foreign currency into United States Dollars, quoted for current transactions reported in The Wall Street Journal (U.S., Eastern Edition) for the last [***] of the calendar quarter to which such payment pertains.
8.3    Taxes. If applicable law requires that income or similar taxes be deducted and withheld from royalties or other payments paid under this Agreement, all payments required to be paid to Array pursuant to this Agreement shall be paid with deduction for withholding or similar governmental charge imposed by a jurisdiction other than the United States (“Withholding Taxes”), and Mirati shall timely pay all such Withholding Taxes to the applicable tax authority. Mirati shall provide Array a certificate evidencing payment of any Withholding Taxes hereunder. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. The Parties shall discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with applicable laws.
8.4    Records. Mirati shall keep, and shall cause its Affiliates and Sublicensees to keep, complete, true and accurate books of accounts and records, in accordance with GAAP and sufficient to determine and establish the amounts payable to Array under this Agreement, and compliance with the other terms and conditions of this Agreement. Such books and records shall be kept at the principal place of business for a Party for at least [***] following the end of the calendar quarter to which they pertain and shall be made available for inspection throughout such [***] period by an independent Third Party auditor selected by or under authority of Array for such purposes in accordance with Section 8.5 below.
8.5    Inspection of Records. Upon no less than [***] written notice by Array to Mirati, Mirati shall permit, and shall require its Affiliates and Sublicensees to permit, an independent certified public accountant (subject to reasonable obligations of confidentiality to Mirati and its Affiliates and Sublicensees, as applicable), appointed by Array and reasonably acceptable to Mirati and its Affiliates and Sublicensees, as applicable, to inspect the books and records of such party described in Section 8.4 above for the sole purpose of verifying the accuracy of the royalty payments required to be made hereunder; provided that such inspection shall occur during normal business hours and not more often than once per calendar year, unless a material error is discovered in such inspection in which case Array shall have the right to conduct an additional audit in such period. The independent certified public accountant shall report to Array only whether there has been a royalty underpayment or overpayment and, if so, the amount thereof and information related to the determination of such

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amount. Any inspection conducted under this Section 8.5 shall be at the expense of Array, unless such inspection establishes any underpayment of any amount due to Array hereunder by at least [***] percent ([***]%) for any annual period, in which case the full costs of such inspection shall be borne by Mirati. Any underpayment shall be paid by Mirati to Array within [***] with interest on the underpayment at the rate specified in Section 8.1 above from the date such payment was originally due. Any overpayment shall be paid by Array to Mirati within [***] or credited against future royalties due, at Array’s sole discretion.
ARTICLE IX
COMMERCIALIZATION
9.1    Commercialization of Products.
9.1.1    Mirati Responsibility. Except with respect to conduct of the Feasibility Program and Discovery Program, Mirati shall have sole responsibility for the development, commercialization, distribution, marketing and promotion of Products.
9.1.2    Diligence.
(a)    General. Mirati shall use Commercially Reasonable Efforts to develop and achieve Marketing Approval for, and launch at least one Product as soon as practicable in the United States and Europe, and thereafter to market, promote and sell such Product and to maximize Net Sales of such Product in such markets. Without limiting the foregoing, Mirati shall develop and commercialize Products solely in the interest of the commercial success of such Products in a particular country, taking into account the competitive environment, product profile and commercial potential of such Products, and not in the interests of Mirati’s other products and services.
(b)    Reports. After conclusion of the Discovery Program and until the First Commercial Sale of each Product by or on behalf of Mirati hereunder, Mirati shall keep Array apprised of the status of the pre-clinical, clinical and commercial development of such Product (and the Active Compound from which such Product is being developed) by providing Array with [***] updates by phone, video-conference or email and a [***] written reports containing a reasonably detailed summary of such activities with respect to each applicable Product (and the Active Compound from which such Product is being developed) during the prior year, together with all material correspondence with the FDA or similar regulatory agencies concerning such Product (or the Active Compound from which such Product is being developed). The [***] written reports described in this Section 9.1.2(b) shall contain sufficient information to allow Array to monitor Mirati’s

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compliance with this Agreement, including Mirati’s obligations with respect to accomplishment of the Development Milestones and Sales Milestones set forth in Sections 7.6 and 7.7. All reports and information provided under this Section 9.1.2(b) shall be deemed Confidential Information of Mirati.
(c)    Meetings. After conclusion of the Discovery Program, [***], on a date and time mutually agreed by the Parties, Array may, at its option, send at least one (1) Array representative, at Array’s cost, to meet with the Mirati product team(s) responsible for the development and regulatory activities for each Active Compound and its corresponding Product and to discuss the conduct and progress of, and plans for, the development and regulatory affairs with respect to such Active Compound and its corresponding Product. In addition, and without limiting Mirati’s reporting obligations under any other provision of this Agreement, Mirati, at its sole discretion, shall provide Array with such information as Array may reasonably request from time to time to pertaining to each Active Compound and its corresponding Product, which, for illustrative purposes, may include, at Mirati’s sole discretion, the following categories: (i) clinical studies; (ii) summaries of clinical study results; (iii) schedules of meetings planned with regulatory agencies; (iv) summaries of key CMC issues, including manufacturing and formulation; (v) prior notice of the initiation of clinical trials; and (vi) prior notice of public communication of clinical results. All reports and information provided to Array under this Section 9.1.2(c) shall be deemed Confidential Information of Mirati.
ARTICLE X
OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS
10.1    Materials.
10.1.1    Ownership. Except as otherwise expressly provided herein, as between the Parties, all right, title and interest in and to all transferred materials, including any compounds and chemical scaffold information provided by one Party to the other hereunder, (and any intellectual property rights relating thereto) shall remain in the Party transferring such materials to the other Party.
10.1.2    Use; Transfer. Each Party agrees that, except as otherwise expressly provided herein, it shall use the other Party’s materials only in connection with activities conducted pursuant to this Agreement or in order to further the purposes of this Agreement, and shall not transfer such materials of the other Party to any Third Party without such other Party’s prior written consent, which consent will not be unreasonably withheld with respect to transfer of the other Party’s materials

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received hereunder to any Third Party in connection with performance of obligations under this Agreement during the Feasibility Program or Discovery Program.
10.2    Ownership of Inventions. As between Array and Mirati, title to all inventions and other intellectual property made solely by employees of Array or jointly by employees of Array with Third Parties in the course of performing, or in connection with, the Feasibility Program or the Discovery Program shall be owned by Array; title to all inventions and other intellectual property made soley by employees of Mirati or jointly by employees of Mirati with Third Parties in the course of performing, or in connection with, the Feasibility Program or the Discovery Program shall be owned by Mirati; and title to all inventions and other intellectual property made jointly by employees of Mirati and Array or jointly by employees of each of Mirati and Array together with Third Parties in the course of performing, or in connection with, the Feasibility Program or Discovery Program shall be owned jointly by Mirati and Array. Inventorship of inventions and other intellectual property made pursuant to this Agreement shall be determined in accordance with the patent laws of the United States. Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license or exploit patented jointly-owned subject matter, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.
10.3    Assignment; Cooperation. Each Party shall require all of its employees and any Third Parties working pursuant to this Agreement on its behalf, to assign to such Party any Collaboration Technology discovered, conceived or reduced to practice by such employee or Third Party, and to cooperate with such Party in connection with obtaining Patent protection therefor. The Parties agree to reasonably cooperate with each other to effectuate ownership of Collaboration Technology as set forth herein, including, but not limited to, by executing and recording documents. Each Party shall promptly disclose to the other any inventions made in connection with its activities conducted pursuant to the Feasibility Program or the Discovery Program under this Agreement.
10.4    Patent Prosecution.
10.4.1    Collaboration Technology. (A) Prior to Option Exercise. Prior to exercise of the Option by Mirati, each Party (the “Responsible Party”) shall be responsible, at its expense, for (i) preparing, filing, prosecuting and maintaining Patent applications and Patents directed to Collaboration Technology solely owned by it hereunder, and (ii) for conducting any interferences, re-examinations, reissues and oppositions relating thereto. Each Responsible Party shall keep the other Party informed as to material developments with respect to such activities, including without limitation, by providing copies of any substantive documents that Responsible Party receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the opportunity to have reasonable input into the strategic aspects of such activities. Responsible Party shall not discontinue prosecution of any such Patent applications or maintenance of any issued Patent without the other Party’s prior written consent. Responsible Party shall keep the other Party reasonably informed with respect to (i) the issuance of Patents obtained by the Responsible Party hereunder, and (ii) the abandonment of any Patents or Patent applications abandoned in accordance with the terms herein. With respect to Collaboration Technology jointly owned by the Parties, the Parties shall agree in writing on which Party will be the Responsible Party for purposes of prosecuting Patent applications and maintaining Patents; upon such agreement, the Responsible Party shall thereafter assume responsibility for prosecuting Patent applications and maintaining Patents in accoradance with the preceding provisions. (B) After Option Exercise. After exercise of the Option, Mirati shall be responsible, at its expense, for (i) preparing, filing, prosecuting and maintaining Collaboration Patent Rights, and (ii) for conducting any interferences, re-examinations, reissues and oppositions relating thereto. Mirati shall keep Array informed as to material developments with respect to such activities, including without limitation, by providing copies of any substantive documents that Mirati receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing Array the opportunity to have reasonable input into the strategic aspects of such activities. Mirati may elect, at its sole discretion, to discontinue prosecution of any such patent applications and/or not to file or conduct any further activities with respect to such patent applications or patents. Mirati shall keep Array reasonably informed with respect to (i) the issuance of patents filed by Mirati pursuant to this Section 10.4.1(B) and (ii) the abandonment of any patent or patent application maintained by Mirati pursuant to this Section 10.4.1(B).
10.4.2    Other Technology. Except as provided in Section 10.4.1 with respect to Collaboration Technology, each Party shall be responsible, at its own expense and in its sole discretion, for preparing, filing, prosecuting and maintaining, in such countries as it deems appropriate, any and all Patent applications and Patents directed to inventions owned or controlled by such Party and conducting any interferences, re-examinations, reissues and oppositions relating to such Patent applications and Patents.
10.4.3    Cooperation. Array and Mirtati shall reasonably cooperate with each other and assist the other in connection with the activities of Responsible Party or Mirati, as the case may be,

under Section 10.4.1 upon the reasonable request of the Responsible Party or Mirati, respectively, including without limitation by making scientists and scientific records reasonably available to the Responsible Party or Mirati, respectively, and the execution of all such documents and instruments and the performance of such acts as may be reasonably necessary in order to permit Responsible Party or Mirati, respectively, to continue any filing, prosecution, maintenance or extension of such Patents and Patent applications. The Responsible Party shall reimburse the other Party for the other Party’s out of pocket expenses incurred in connection with providing cooperation and assistance with respect to prosecution and maintenance of Patent applications and Patents under Section 10.4.1(A) above, and Mirati shall reimburse Array for Array’s out of pocket expenses incurred in connection with providing cooperation and assistance with respect to prosecution and maintenance of Patent applications and Patents under Section 10.4.1(B) above.
10.5    Enforcement and Defense.
10.5.1    Notice. Each Party shall promptly notify the other of any knowledge it acquires of any potential infringement of the Collaboration Technology by a Third Party.
10.5.2    After the exercise of the Option, if any Patent Right within the Collaboration Technology is infringed by a Third Party in any country in connection with the manufacture, use and/or sale of a product the same as or substantially similar to a Product in the Field in such country, Mirati shall have the primary right, but not the obligation, to institute, prosecute, and control any action or proceeding with respect to such infringement of such Patent Right, by counsel of its own choice, and Array shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If Mirati fails to bring an action or proceeding within a period of [***] after a request by Array to do so, Array shall have the right to bring and control any such action by counsel of its own choice, and Mirati shall have the right to be represented in any such action by counsel of its own choice at its own expense.
10.5.3    If one Party brings an action or proceeding in accordance with Section 10.5.2, the second Party agrees to be joined as a party plaintiff if necessary and to give the first Party reasonable assistance and authority to file and prosecute the suit. The costs and expenses of the Party bringing suit under this Section shall be borne by such Party, and any damages or other monetary awards recovered shall be allocated as follows: The amount of such recovery actually received by the Party controlling such action shall first be applied to the out-of-pocket costs of such action, and then the remaining portion of such recovery [***]. A settlement or consent judgment or other voluntary final disposition of a suit under this

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Section 10.5 may be entered into without the consent of the Party not bringing the suit. Neither Party shall, however, have the right to enter into any settlement or consent to any claim to the effect that the Patent protection offered under any part of the Collaboration Technology would be materially negatively affected, without the consent of the other Party, such consent not to be unreasonably withheld.
10.5.4    For any other infringement or declaratory judgment actions relating to Collaboration Technology falling outside of the application of Section 10.5.2, (i) Mirati shall have the sole right, but not the obligation, to take reasonable legal action relating to any Patent filed by Mirati pursuant to Section 10.4.1 or 10.4.2, at its sole cost and expense, and (ii) Array shall have the sole right, but not the obligation, to take reasonable legal action relating to any Patent filed by Array pursuant to Section 10.4.1 or 10.4.2, at its sole cost and expense. Each Party agrees to render such reasonable assistance as the enforcing Party may request, at the enforcing Party’s expense, with respect to actions brought pursuant to this Section 10.5.4. The costs in bringing any such action shall be paid by, and all recoveries therefrom belong to, the Party bringing such action.
10.6    Patent Marking. Mirati shall mark (or caused to be marked) all Products marketed and sold hereunder with appropriate Patent Rights numbers or indicia at Array’s request to the extent permitted by law, in those countries in which such notices impact recoveries of damages or remedies available with respect to infringements of Patents.
ARTICLE XI
CONFIDENTIALITY
11.1    Confidentiality; Exceptions. Except as otherwise expressly provided herein, the Parties agree that, for the term of this Agreement and for ten (10) years thereafter, the receiving Party shall not, except as expressly provided in this Article 11, disclose to any Third Party, and Array shall not disclose to any Affiliate, or use for any purpose any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement, or any results of the Feasibility Program or Discovery Program (“Results”); provided, however, that if Mirati does not exercise the Option during the Option Term, then all Results of the Feasibility Program shall be deemed solely Array Confidential Information and not Mirati Confidential Information (and not subject to the exclusions under Section 11.1.1). For purposes of this Article 11, “Confidential Information” shall mean any Information, samples or other materials, which if disclosed in tangible form is marked “confidential” or with other similar designation to indicate its confidential or proprietary nature, or, if disclosed orally, is indicated orally to be confidential or proprietary at the time of such disclosure and is confirmed in writing as confidential or proprietary within forty-five (45) days after such disclosure. Notwithstanding the foregoing, Confidential Information shall not include any information that can be established by the receiving Party by competent proof:
11.1.1    was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;
11.1.2    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;
11.1.3    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;
11.1.4    was independently developed by the receiving Party as demonstrated by documented evidence prepared contemporaneously with such independent development; or
11.1.5    was disclosed to the receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the disclosing Party not to disclose such information to others.
11.2    Permitted Use and Disclosures. Each Party hereto may use or disclose Confidential Information disclosed to it by the other Party or the Results to the extent such use or disclosure is reasonably necessary in: (a) the exercise of the rights granted hereunder in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental laws, regulations or court order or otherwise submitting information to tax or other governmental authorities, (b) conducting clinical trials, offering or making a permitted sublicense or otherwise exercising license rights expressly granted by the other Party to it pursuant to the terms of this Agreement, provided that the Third Party recipient is bound by an obligations of confidentiality and non-use substantially similar to those under this Agreement; or (c) discussions with [***], provided that if a Party is required by court order or other legal or administrative proceeding to make any such disclosure, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such information in consultation with the other Party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply

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with such requirements). If Mirati does not exercise the Option during the Option Term, then Array shall thereafter be entitled to use and disclose the Results generated by Array for any and all purposes, and the restrictions of this Section 11.2 shall no longer apply with respect to such Results.
11.3    Termination of Prior Agreement. This Agreement supersedes the Mutual Non-Disclosure Agreement between the Parties dated [***]. All information exchanged between the Parties under that the Confidentiality Agreement shall be deemed Confidential Information and shall be subject to the terms of this Article 11.
11.4    Nondisclosure of Terms. Each of the Parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, except to such Party’s [***] under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law.
11.5    Publicity/Use of Name. During the term of this Agreement, neither Party shall use the name, trademark, tradename or logo of the other Party’s, its Affiliates’ or their respective employees in any publicity, promotion, press releases or disclosure relating to this Agreement or its subject matter without the prior consent of the other Party.
11.6    Publications. Neither Party shall publish or present any Information relating to activities conducted in the course of the Feasibility Program or Discovery Program or the Confidential Information of the other Party except with the other Party’s prior written consent. In the event that the other Party consents, the Party proposing to publish or present such Information shall submit in advance to the other Party for its review any proposed publication or presentation at least [***] in advance of draft submission for publication or presentation. The reviewing Party will promptly review such proposed public disclosure and make any objections that it may have to the publication of Information, including without limitation Confidential Information of the reviewing Party contained therein. Should the reviewing Party make an objection to the publication of any such Information or Confidential Information, then the Parties shall discuss the advantages and disadvantages of publishing the same. If the Parties are unable to agree on whether to publish the same, the [***] of Array and Mirati shall reasonably agree on the extent to which the publication of such Information or Confidential Information shall be made.

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ARTICLE XII
REPRESENTATIONS, WARRANTIES AND COVENANTS;
INDEMNIFICATION
12.1    Mirati. Mirati represents and warrants that: (i) it has the legal power, authority and right to enter into this Agreement and to fully perform all of its obligations hereunder; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iii) the performance of its obligations hereunder do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of Mirati; and (iv) as of the Effective Date there is no claim or demand of any Third Party pertaining to, or any proceeding that is pending or, to the knowledge of Mirati, threatened, that challenges the rights of Mirati to use the Target or to conduct the Feasibility Program or the Discovery Program.
12.2    Array. Array represents and warrants that: (i) it has the legal power, authority and right to enter into this Agreement and to fully perform all of its obligations hereunder; (ii) this Agreement is a legal and valid obligation binding upon it and enforceable in accordance with its terms; (iii) the performance of its obligations hereunder do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of Array; and (iv) as of the Effective Date there is no claim or demand of any Third Party pertaining to, or any proceeding that is pending or, to the knowledge of Array, threatened, that challenges the rights of Array to use the Target or to conduct the Feasibility Program or the Discovery Program.
12.3    Disclaimer. Mirati and Array specifically disclaim any guarantee that the Feasibility Program or the Discovery Program will be successful, in whole or in part. The failure of the Parties to successfully develop Active Compounds, Clinical Candidates and/or Products will not constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ARRAY AND MIRATI MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COLLABORATION TECHNOLOGY, LIBRARY COMPOUNDS, ACTIVE COMPOUNDS, CLINICAL CANDIDATES, INFORMATION DISCLOSED HEREUNDER OR PRODUCTS INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY COLLABORATION TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

12.4    Indemnification by Mirati. Mirati agrees to indemnify, defend and hold harmless Array and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “Array Indemnitees”) from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys’ and professional fees and other expenses of litigation) (collectively, “Liabilities”) arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, relating to (i) any Active Compounds, Clinical Candidates or Products developed, manufactured, used, sold or otherwise distributed by Mirati, its Affiliates, or Sublicensees, or on their behalf by Third Parties (including, without limitation, product liability and patent infringement claims), and (ii) any breach by Mirati of the representations and warranties made in this Agreement, except, in each case, to the extent such Liabilities result from the negligence or intentional misconduct of Array.
12.5    Indemnification by Array. Array agrees to indemnify, defend and hold harmless Mirati and its Affiliates and their respective directors, officers, employees, agents and their respective successors, heirs and assigns (the “Mirati Indemnitees”) from and against any Liabilities arising, directly or indirectly out of or in connection with Third Party claims, suits, actions, demands or judgments, relating to any breach by Array of its representations and warranties made in this Agreement, except to the extent such Liabilities result from the negligence or intentional misconduct of Mirati.
12.6    Indemnification Procedure. A Party that intends to claim indemnification (the “Indemnitee”) under this Article 12 shall promptly notify the other Party (the “Indemnitor”) in writing of any claim, complaint, suit, proceeding or cause of action with respect to which the Indemnitee intends to claim such indemnification (for purposes of this Section 12.6, each a “Claim”), and the Indemnitor shall have sole control of the defense and/or settlement thereof; provided that the Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense and/or settlement of such Claim. The indemnification obligations of the Parties under this Article 12 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such Claim, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 12, but the omission so to deliver written notice to the Indemnitor shall not otherwise relieve the Indemnitor of any liability to any Indemnitee under this Article 12. The Indemnitee under this Article 12, and its employees, at the Indemnitor's request and expense, shall provide full information and reasonable assistance to

Indemnitor and its legal representatives with respect to such Claims covered by this indemnification. It is understood that only Mirati or its permitted assignee may claim indemnity under this Article 12 (on its own behalf or on behalf of a Mirati Indemnitee), and other Mirati Indemnitees may not directly claim indemnity hereunder. Likewise, it is understood that only Array may claim indemnity under this Article 12 (on its own behalf or on behalf of an Array Indemnitee), and other Array Indemnitees may not directly claim indemnity hereunder.
ARTICLE XIII
TERM AND TERMINATION
13.1    Term. Unless earlier terminated, this Agreement and the payment obligations under Article 7 will continue in effect, on a Product-by-Product and country-by-country basis until no further payments are due under Section 7.9 (the “Term”). Effective upon the expiration (but not earlier termination) of this Agreement, on a Product-by-Product and country-by-country basis, Array hereby grants to Mirati a fully-paid-up, royalty-free license: (i) under Array’s interest in Collaboration Technology to develop, have developed, make, have made, use, sell, have sold, offer for sale and import such Active Compounds and Products, and (ii) under the Array Background Technology to develop, have developed, make, have made, use, sell, have sold, offer for sale and import such Active Compounds and Products, in each case in such country without further payment or consideration to Array.
13.2    Termination For Breach. Either Party to this Agreement may terminate the Feasibility Program or the Discovery Program and this Agreement in the event the other Party hereto shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty (60) days after written notice thereof was provided to the breaching Party by the non-breaching Party. Any termination shall become effective at the end of such sixty (60) day period unless the breaching Party (or any other Party on its behalf) has cured any such breach or default prior to the expiration of the sixty (60) day period; provided, however, in the case of a failure to pay any amount due hereunder, such default may be the basis of termination twenty (20) business days following the date that notice of such default was provided to the breaching Party.
13.3    Termination Upon Notice by Mirati. Mirati may terminate this Agreement for convenience upon [***] prior written notice to Array, without liability for any compensation or other payment obligations other than payment for work peformed up to the date of termination, provided that such notice is given not earlier than [***] months after the date that Mirati exercises the Option.

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13.3.2    Mirati may terminate this Agreement upon sixty (60) days’ prior written notice to Array, without liability for any compensation or other payment obligations, if the JAC or Mirati reasonably determines that the Active Compound or Product caused or is likely to cause fatal, life-threatening or other serious adverse safety event that is likely to preclude Marketing Approval, or the termination of such Marketing Approval if already previously granted, in the United States or any Major Market in Europe.
13.4    Termination on Bankruptcy. Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, unless in connection with such dissolution or liquidation this Agreement is assigned under Section 14.3, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. Notwithstanding the foregoing, the rights and licenses granted to Mirati and to Array under Sections 6.1 and 6.2 above are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code. The Parties acknowledge and agree that Mirati and Array, as applicable, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the United States Bankruptcy Code.
13.5    Effect of Termination.
13.5.1    Accrued Rights, Surviving Obligations. Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any obligations which shall have accrued prior to such termination, relinquishment or expiration, including the payment obligations under Article 7 hereof and any and all damages arising from any breach hereunder.
13.5.2    Return of Materials. Subject to Sections 13.5.3 and 13.5.4 below, upon any termination of this Agreement, Mirati and Array shall promptly return to the other all Confidential Information (including, without limitation, all Know-How) received from the other Party, except one copy of which may be retained for archival purposes.

13.5.3    If Mirati terminates this Agreement pursuant to Section 13.3.1 or Array terminates this Agreement pursuant to Section 13.2, then:
(a)    all licenses and rights to Mirati under Sections 6.1 and 6.2 shall concurrently terminate, and Mirati and its Affiliates and Sublicensees shall immediately cease all manufacture, development and commercialization of Compounds and Products; and
(b)    If Array wishes to continue development of any Compounds and Products, then Mirati shall grant Array an irrevocable, exclusive, royalty-free, sublicensable license under Mirati’s rights and interests in Collaboration Technology to continue such development and to commercialize such Compounds and Products. All Collaboration Know-How provided by Mirati to Array hereunder will be deemed Array Confidential Information and not Mirati Confidential Information (and not subject to the exclusions under Sections 11.1.1-11.1.5). Mirati also will transfer to Array all Marketing Approval Applications and Marketing Approvals for such Compound and Products, and if Array requests, Mirati will assign (to the extent allowed under the applicable agreement) to Array any third party contracts solely related to the Compounds or Products with contract research organizations, contract manufacturers, and the like; and
(c)    Array shall have the sole right to prosecute and maintain, and to enforce, all Collaboration Technology Patents.
13.5.4    If Mirati terminates this Agreement pursuant to Section 13.2, then:
(a)    all licenses and rights to Mirati under Sections 6.1 and 6.2 shall survive such termination, provided that Mirati’s royalty obligations under Section [7.8.1] shall also survive, but shall be reduced by [***] percent ([***]%) of the amount that would otherwise have been due. All Collaboration Know-How provided by Array to Mirati under this Agreement will be deemed Mirati Confidential Information and not Array Confidential Information (and not subject to the exclusions under Sections 11.1.1-11.1.5); and
(b)    Mirati shall have the sole right to prosecute and maintain, and to enforce, all Collaboration Technology Patents.
13.5.5    Survival. Articles 1, 8, 11 (except as provided in Section 13.5) and 14 (except for Sections 14.3.2 and 14.5), and Sections 10.1, 10.2, 10.3, 12.3, 12.4, 12.5, 12.6, 13.5 and 13.6 shall survive the expiration (and any termination) of this Agreement.
13.6    Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as agreed to otherwise herein or separately by the Parties in writing.

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ARTICLE XIV
MISCELLANEOUS
14.1    Dispute Resolution. Except for any disagreements that are within the authority of the JAC as provided in Article 2 above, which disagreements shall be resolved in accordance with Section 2.2.4, the Parties agree that any disputes arising with respect to the interpretation, enforcement, termination or invalidity of this Agreement (each, a “Dispute”), shall first be presented to the Parties’ respective CEOs or his/her designee for resolution. If each Party’s CEOs or his/her designee cannot resolve such Dispute within [***] or such longer period of time as such CEOs or their respective designees may agree, either Party may initiate legal proceedings with respect thereto. Notwithstanding anything in this Section 14.1 to the contrary, each Party shall each have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of such Party.
14.2    Governing Law. This Agreement and all questions regarding its validity or interpretation, or the performance or breach of this Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of laws principles.
14.3    Assignment.
14.3.1    This Agreement shall not be assignable by either Party to any Third Party hereto without the written consent of the other Party hereto, which consent shall not be unreasonably withheld, except that either Party may assign this Agreement, without the written consent of the other Party, to an entity that acquires all or substantially all of the business or assets of the assigning Party to which this Agreement pertains, whether by merger, acquisition, sale or otherwise, provided that the acquirer assumes this Agreement in writing or by operation of law. In addition, either Party shall have the right to assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that: (a) the assigning Party guarantees the performance of this Agreement by such Affiliate; and (b) if the non-assigning Party reasonably believes that such assignment could result in material adverse tax consequences to the non-assigning Party, such assignment shall not be made without the non-assigning Party’s consent. Subject to the foregoing, this Agreement inure to the benefit of each

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Party and its successors and permitted assigns. Any assignment in contravention of this Section 14.3 shall be null and void.
14.3.2    Certain Matters Relating to Acquisitions. In the event (i) Mirati assigns this Agreement to an entity that acquires all or substantially all of the business or assets of Mirati, or (ii) Mirati merges or consolidates or enters into a similar transaction with an entity in which such entity becomes an Affiliate of Mirati (each such event, a “Subject Transaction”), and, as a result of the Subject Transaction, Mirati (or its successor) is thereafter [***], Mirati (or its successor) shall so notify Array and [***].
14.4    Compliance with Laws. In exercising their rights and obligations under this Agreement, the Parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the activities contemplated by this Agreement, including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of Products pursuant to this Agreement.
14.5    Force Majeure. If the performance of any part of this Agreement by a Party is prevented, restricted, interfered with or delayed by an occurrence beyond the control of such Party (and which did not occur as a result of such Party’s financial condition, negligence or fault), including fire, earthquake, flood, embargo, power shortage or failure, acts of war or terrorism, insurrection, riot, lockout or other labor disturbance, governmental acts or orders or restrictions, acts of God (for the purposes of this Agreement, a “force majeure event”), such Party shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.
14.6    Notices. Unless otherwise agreed by the Parties or specified in this Agreement, all notices required or permitted to be given under this Agreement shall be in writing and shall be sufficient if: (a) personally delivered; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt and postage prepaid where applicable; or (d) sent by electronic mail transmission (receipt verified by the recipient and a copy promptly sent by another permissible method of providing notice described in

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paragraphs (a), (b) or (c) above), to the address for a Party set forth below, or such other address for a Party as may be specified in writing by like notice:

To Array: Array BioPharma, Inc. [***]	To Mirati: Mirati Therapeutics, Inc. [***]
With a copy to: Array BioPharma Inc. [***]	With a copy to: Mirati Therapeutics, Inc. [***]
Any such notices shall be effective upon receipt by the Party to whom it is addressed, or within [***] of dispatch, whichever is earlier.
14.7    Waiver. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to thereafter enforce such provision. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
14.8    Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such

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invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
14.9    Entire Agreement. This Agreement (including the Schedules attached hereto) constitutes the entire agreement between the Parties relating to its subject matter, and supersedes all prior and contemporaneous agreements, representations or understandings, either written or oral, between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as set forth herein and therein.
14.10    Modification. No modification, amendment or addition to this Agreement, or any provision hereof, shall be effective unless reduced to writing and signed by a duly authorized representative of each Party. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.
14.11    Independent Contractors. Nothing contained in this Agreement is intended, or shall be deemed or construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, nor to bind the other Party to any contract, agreement or undertaking with any Third Party.
14.12    Interpretation. The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; and (d) the words “herein” or “hereunder” relate to this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement.
14.13    Headings. The captions to the several Sections hereof are not a part of this Agreement, but are included merely for convenience of reference and shall not affect its meaning or interpretation.

14.14    Counterparts. This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.
[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Drug Discovery Collaboration Option Agreement to be executed by their duly authorized representatives as of the date and year first written above.

ARRAY BIOPHARMA INC. By: /s/ David Snitman Name: David Snitman Title: COO Date: October 1, 2014	MIRATI THERAPEUTICS, INC. By: /s/ Mark J. Gergen Name: Mark J. Gergen Title: EVP & COO Date: October 1, 2014

[Signature Page]

Drug Discovery Collaboration Option Agreement
Array BioPharma Inc. and Mirati Therapeutics, Inc.

Schedule 1.1
Active Compound Criteria
“Active Compound” shall mean any [***].

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SCHEDULE 1.37
Target
[***]

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SCHEDULE 3.1
Feasibility Program Objectives

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SCHEDULE 4.1.2
Clinical Candidate Criteria

PARAMETERS	GOAL
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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SCHEDULE 4.1.3
Discovery Plan
Mutant K-Ras(G12C) Inhibitor Discovery Work Plan

[***]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTIC, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.
Execution Version

FIRST AMENDMENT TO
DRUG DISCOVERY COLLABORATION OPTION AGREEMENT
THIS FIRST AMENDMENT TO THE DRUG DISCOVERY COLLABORATION OPTION AGREEMENT (the “First Amendment”) is made effective as of August 13, 2015 (“Effective Date”) by and between Array BioPharma Inc., a Delaware corporation, having its principal offices located at 3200 Walnut, Boulder, CO 80301 (“Array”), and Mirati Therapeutics, Inc., a Delaware corporation, having a place of business at 9363 Towne Centre Drive, Suite 200, San Diego, CA 92121 (“Mirati”).
BACKGROUND
A.    Array and Mirati entered into a DRUG DISCOVERY COLLABORATION OPTION AGREEMENT dated October 1, 2014.
B.    Mirati and Array desire to amend the DRUG DISCOVERY COLLABORATION OPTION AGREEMENT date October 1, 2014 as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.The definition of Active Compound shall be amended to [***] as set forth in the modified Schedule 1.1 attached hereto. Pursuant to Article 3.2 of the DRUG DISCOVERY COLLABORATION OPTION AGREEMENT, the parties hereby agree that [***] and have mutually agreed to [***] as set forth on Schedule 2 attached hereto. Mirati has agreed to [***] consistent with the [***] also included in Schedule 2 hereto at [***] pursuant to Article 1.18 of the DRUG DISCOVERY COLLABORATION OPTION AGREEMENT at US$[***].

All other terms and conditions of the DRUG DISCOVERY COLLABORATION OPTION AGREEMENT shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives as of the date and year first written above.

ARRAY BIOPHARMA INC. By: ___/s/ John Moore_________________ Name: __John Moore__________________ Title: ____General Counsel_____________ Date: ____14 August 2015______________	MIRATI THERAPEUTICS, INC. By: __/s/ Mark J. Gergen__________________ Name: _Mark J. Gergen_________________ Title: _EVP + COO____________________ Date: _Aug 13, 2015____________________

Schedule 1.1 (amended)
Active Compound Criteria
“Active Compound” shall mean [***].

[***]

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Schedule 2
[***] Feasibility Program Work

[***]

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTIC, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.
Execution Version

SECOND AMENDMENT TO
DRUG DISCOVERY COLLABORATION OPTION AGREEMENT

THIS SECOND AMENDMENT TO THE DRUG DISCOVERY COLLABORATION OPTION AGREEMENT (the "Second Amendment") is made effective as of November 9, 2015 ("Effective Date") by and between Array BioPharma Inc., a Delaware corporation, having its principal offices located at 3200 Walnut, Boulder, CO 80301 ("Array"), and Mirati Therapeutics, Inc., a Delaware corporation, having a place of business at 9363 Towne Centre Drive, Suite 200, San Diego, CA 92121 ("Mirati").
BACKGROUND

A.	Array and Mirati are parties to that certain DRUG DISCOVERY COLLABORATION OPTION AGREEMENT dated October 1, 2014, as amended August 14, 2015 (collectively the "Agreement").

B.	On September 28, 2015, Mirati extended the Option Term and Feasibility Program (each as defined in the Agreement) from October 1, 2015 through April 1, 2016 (the "Extension Period").

C.	Mirati and Array agree that, Pursuant to Section 3.2 of the Agreement, [***] the Feasibility Program.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1. The Parties have mutually agreed to [***] as set forth on Schedule 1 attached hereto from the [***] until [***]. Mirati has agreed to [***] consistent with the [***] also included in Schedule
l hereto [***] pursuant to Article 1.18 of the Agreement of US$[***]. Mirati
will be invoiced for the [***] from [***] to [***] and will pay Array within [***] of receiving the related invoice.

All other terms and conditions of the Agreement as amended shall remain in full force and effect.

[***] = Certain Confidential Information Omitted

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the date and year first written above.

ARRAY BIOPHARMA INC. By: ___/s/ John Moore_________________ Name: __John Moore__________________ Title: ____General Counsel_____________ Date: ____24 Nov 2015______________	MIRATI THERAPEUTICS, INC. By: __/s/ Mark J. Gergen__________________ Name: _Mark J. Gergen_________________ Title: _EVP + COO____________________ Date: _Nov 24, 2015____________________

Schedule2

[***] Feasibility Program Work

[***]

[***] = Certain Confidential Information Omitted

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.

THIRD AMENDMENT TO
DRUG DISCOVERY COLLABORATION OPTION AGREEMENT

THIS THIRD AMENDMENT TO THE DRUG DISCOVERY COLLABORATION OPTION AGREEMENT (the "Second Amendment") is made effective as of February 13, 2016 ("Effective Date") by and between Array BioPharma Inc., a Delaware corporation, having its principal offices located at 3200 Walnut, Boulder, CO 80301 ("Array"), and Mirati Therapeutics, Inc., a Delaware corporation, having a place of business at 9363 Towne Centre Drive, Suite 200, San Diego, CA 92121 ("Mirati").
BACKGROUND

A.	Array and Mirati are parties to that certain DRUG DISCOVERY COLLABORATION OPTION AGREEMENT dated October 1, 2014, as amended August 14, 2015 (collectively the "Agreement").

B.
On September 28, 2015 and November 9, 2015, Mirati extended the Option Term and Feasibility Program (each as defined in the Agreement) from October 1, 2015 through April 1, 2016 (the "Extension Period").

C.	Mirati and Array agree that, Pursuant to Section 3.2 of the Agreement, [***] the Feasibility Program.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.The Parties have mutually agreed to [***] as set forth on Schedule 1 attached hereto from the [***] until [***]. Mirati has agreed to
[***] consistent with the [***] also included in Schedule
1 hereto [***] pursuant to Article 1.18 of the Agreement of US$[***].

Mirati will be invoiced for the [***] from [***] to [***] and must pay Array within [***] of receiving the related invoice.

All other terms and conditions of the Agreement shall remain in full force and effect.

[***] = Certain Confidential Information Omitted

IN WITNESS WHEREOF, the Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the date and year first written above.

ARRAY BIOPHARMA INC. By: ___/s/ John Moore_________________ Name: __John Moore__________________ Title: ____General Counsel_____________ Date: ____4 March 2016______________	MIRATI THERAPEUTICS, INC. By: __/s/ Mark J. Gergen__________________ Name: _Mark J. Gergen_________________ Title: _EVP + COO____________________ Date: _March 3, 2016____________________

Schedule 2

[***] Feasibility Program Work

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE MIRATI THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO MIRATI THERAPEUTICS, INC. IF PUBLICLY DISCLOSED.
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AMENDMENT #4 OF
DRUG DISCOVERY COLLABORATION OPTION AGREEMENT
(G12C Agreement)

This Amendment #4 to Drug Discovery Collaboration Option Agreement (the “Amendment #4”) is entered into effective this 24th day of August, 2018 (the “Amendment Date”) by and between Mirati Therapeutics, Inc., a Delaware corporation, having its principal offices located at 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121 (herein, “Mirati”) and Array BioPharma Inc., a Delaware corporation, having its principal offices located at 3200 Walnut, Boulder, CO 80301 (herein, “Array”). Mirati and Array may be referred to hereinafter individually as a “Party” and collectively as the “Parties.”

Whereas, Mirati and Array are parties to that certain Drug Discovery Collaboration Option Agreement dated October 1, 2014, as amended (herein, the “Agreement”) directed to the Target (as defined in the Agreement) (i.e., G12C), and further are parties to that certain Drug Discovery Collaboration Option Agreement dated June 7, 2017, as amended (herein, the “G12D Agreement”), directed to K-Ras G12D (herein referred to as the “G12D Target”);
Whereas, Mirati exercised the Option pursuant to the Agreement effective as of April 1, 2016; and
Whereas, Mirati and Array desire to amend the Agreement to provide to each Party non-exclusive licenses under the Collaboration Technology with respect to the development, manufacture and commercialization of compounds and products [***] Non-Exclusive Targets (as defined herein); and
Whereas, Mirati and Array desire to amend the Agreement with respect to the rights of each Party in the event of termination of the Agreement;
Now, Therefore, in consideration of the foregoing premises and the mutual covenants set forth below, and for other good and valuable consideration, receipt of which is hereby acknowledged, Mirati and Array hereby agree as follows:

1.
Definitions (Generally). Any capitalized terms used and defined herein shall have the meaning ascribed to such terms herein, and any capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2.	Section 1.41 (Additional Definitions). Section 1.41 (Additional Definitions) of the Agreement is amended by adding the following defined terms to the Agreement:

“Development Documents” shall mean all documents in Mirati’s possession or otherwise owned by Mirati to the extent containing or reflecting Information, other than Collaboration Know-How, that pertain specifically to Active Compound and/or Product and are generated or obtained by Mirati directly in the course of its performance of the Agreement, which include without limitation data pertaining to clinical samples (tissue, blood, PK samples or extracts from biological samples) obtained from trial participants and/or to any Mirati-developed diagnostic test that may be required to pursue ongoing development or regulatory submissions,

[***] = Certain Confidential Information Omitted
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regulatory correspondence with health authorities, investigator financial disclosures, protocols and protocol amendments, clinical study reports including all tables, listings and figures, investigator brochures, trial master files, case report forms, clinical and safety data bases, analysis data sets, site monitoring and audit reports, records of health authority inspections, clinical pharmacology reports, data pertaining to tissue samples used for translational studies or to blood or plasma samples collected for translational, PK or diagnostic co-development, collected ECG, imaging studies and outputs from other specialized diagnostic tests in any available format and, to the extent permissible under applicable Third Party agreement(s), access to any such Information generated and/or controlled by Third Party vendors or collaborators pertaining specifically to the clinical development of Active Compound and/or Product.

“Non-Exclusive Compound” shall mean a chemical entity or compound that [***] a Non-Exclusive Target, but for clarity excludes any chemical entity or compound that also [***]: (i) the Target (as defined in the Agreement) at a potency of [***] or greater (i.e., less than or equal to [***] concentration; IC50 values), or (ii) the G12D Target at a potency of [***] or greater (i.e., less than or equal to [***] concentration; IC50 values), in each case (i) or (ii) above in an appropriate Target-specific or G12D Target-specific, respectively, [***].

“Non-Exclusive Product” shall mean any pharmaceutical product for use in the Field that incorporates as an active ingredient, solely or in combination with other active ingredients, a Non-Exclusive Compound.”

“Non-Exclusive Target” shall mean any target other than the Target (as defined in the Agreement) or the G12D Target.

3.	Article VI (License Grants; Exclusivity).

(a)	Article VI (License Grants; Exclusivity) is hereby amended as follows:

(i) Section 6.2.1 is hereby amended to add the following sentence at the end of such Section 6.2.1:

“For clarity, the exclusivity contemplated by this Section 6.2.1 shall not be interpreted to limit Array’s ability to exercise rights granted under Section 6.7 of this Agreement, in accordance with and subject to the limitations contained in such Section 6.7.”

(ii) Section 6.5 is hereby amended by adding the following sentence at the end of Section 6.5:

“For clarity, the Parties acknowledge and agree that, notwithstanding the provisions of this Section 6.5, the applicable Party is entitled to exercise the rights granted to such Party in Section 6.6 or Section 6.7 (as applicable) with respect to any Non-Exclusive Compounds

[***] = Certain Confidential Information Omitted
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and Non-Exclusive Products, but solely in accordance with and subject to the limitations set forth in such applicable Section.”
(iii) New Sections 6.6 and 6.7 are hereby added to the Agreement immediately after Section 6.5, as set forth below:
“6.6 Non-Exclusive License Grant to Mirati. Array hereby grants to Mirati and its Affiliates a non-exclusive, worldwide, royalty-free, perpetual, irrevocable license, with full rights to grant sublicenses through multiple tiers, under Array’s rights under the Collaboration Technology: (i) to research, develop, have developed, make, have made, use, sell, have sold, offer for sale and import Non-Exclusive Compounds and Non-Exclusive Products and (ii) to research (but not to develop, have developed, sell, have sold, offer for sale, import or otherwise commercialize, or to make or have made except for purposes of such research) any compound (for clarity, other than Non-Exclusive Compounds) that [***] a Non-Exclusive Target so long as the purpose of such research is solely and exclusively to identify Non-Exclusive Compounds for purposes of exercising its rights pursuant to the license in the immediately preceding clause (i). Notwithstanding any provision in the Agreement to the contrary, nothing in the Agreement shall limit Mirati’s right or ability to research, develop, make and commercialize any Non-Exclusive Compounds and Non-Exclusive Products.
“6.7 Non-Exclusive License Grant to Array. Mirati hereby grants to Array and its Affiliates a non-exclusive, worldwide, royalty-free, perpetual, irrevocable license, with full rights to grant sublicenses through multiple tiers, under Mirati’s rights under the Collaboration Technology: (i) to research, develop, have developed, make, have made, use, sell, have sold, offer for sale and import Non-Exclusive Compounds and Non-Exclusive Products, and (ii) to research (but not to develop, have developed, sell, have sold, offer for sale, import or otherwise commercialize, or to make or have made except for purposes of such research) any compound (for clarity, other than Non-Exclusive Compounds) that [***] a Non-Exclusive Target so long as the purpose of such research is solely and exclusively to identify Non-Exclusive Compounds for purposes of exercising its rights pursuant to the license in the immediately preceding clause (i), but in each case (i) and (ii) above subject to the following limitations. Notwithstanding any provision in the Agreement to the contrary, nothing in the Agreement shall limit Array’s right or ability to research, develop, make and commercialize any Non-Exclusive Compounds or Non-Exclusive Products; except that, the license grant to Array in this Section 6.7 does not include any rights to use or practice Collaboration Technology: (a) with respect to the development, manufacture or commercialization of any chemical entity or compound that [***] the Target or the G12D Target and is for the purpose of treating a patient’s disease or tumor that is positive for the Target or the G12D Target, (b) with respect to the development, manufacture or commercialization of any Compound and/or Product other than a Non-Exclusive Compound or Non-Exclusive Product, and (c) with respect to the development, manufacture or commercialization of any Combination Product and other pharmaceutical products incorporating two or more therapeutically active ingredients and including as one of its active ingredients any chemical entity or compound that [***] the Target

[***] = Certain Confidential Information Omitted
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or the G12D Target and is for the purpose of treating a patient’s disease or tumor that is positive for the Target or the G12D Target.”

(b)
For clarity, (i) without limiting the amendments contemplated in subpart (a) above, the Parties agree that any Information or intellectual property resulting from a Party’s work or activities specifically performed or oriented to identify, discover, research or develop a Non-Exclusive Compound or Non-Exclusive Product shall not be deemed Collaboration Technology, (ii) Array shall not in any event conduct, participate in, or fund, directly or indirectly, alone or with any Affiliate or any Third Party, any activities that are directed to the discovery, development, or commercialization of any chemical entity or compound that [***] the Target or the G12D Target and is for the purpose of treating a patient’s disease or tumor that is positive for the Target or the G12D Target; and (iii) (x) Mirati shall not in any event conduct, participate in, or fund, directly or indirectly, alone or with any Affiliate or any Third Party, any activities outside of this Agreement, other than in connection with the performance of its obligations or exercise of its rights under this Agreement, or the G12D Agreement, respectively, with respect to Active Compounds and Products (as such terms are defined in the Agreement or G12D Agreement, as applicable), that are directed to the discovery, development, or commercialization of any chemical entity or compound that [***] the Target or the G12D Target and is for the purpose of treating a patient’s disease or tumor that is positive for the Target or the G12D Target, provided however that this section shall not be interpreted to limit Mirati’s ability to exercise rights granted under Section 6.6 of this Agreement, in accordance with and subject to the limitations contained in such Section 6.6, and (y) for the avoidance of doubt, no Non-Exclusive Compound shall be used by Mirati, directly or indirectly, alone or with any Affiliate or any Third Party, to develop or commercialize a pharmaceutical product that [***] the Target or the G12D Target and is for the purpose of treating a patient’s disease or tumor that is positive for the Target or the G12D Target.

4.	Sections 7.8.1-7.8.5 (Royalties).

(a)	Section 7.8.2 (Royalty Term). Section 7.8.2 (Royalty Term) of the Agreement is hereby replaced in its entirety with the following:

“7.8.2   Royalty Term.  The royalties due as calculated based upon worldwide annual Net Sales of Product as described in Section 7.8.1 shall be payable on a country-by-country and product-by-product basis until the later of: (a) the date of expiration of the last-to-expire Valid Claim of a Patent within the Collaboration Patent Rights or the Array Background Technology covering such Product in the country in which such Product is sold at the time of such sale; or (b) [***] years after the First Commercial Sale of such Product in such country (the “Royalty Term”).”

(b)	Sections 7.8.3 - 7.8.5. All references to Section 7.9 in Sections 7.8.3 - 7.8.5 are deemed to be references to Section 7.8.

[***] = Certain Confidential Information Omitted
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5.	Section 13.1 (Term). The reference to Section 7.9 in Section 13.1 is deemed to be reference to Section 7.8.

6.	Section 13.5.3.

(a)	Section 13.5.3 (1st Clause). The first clause of Section 13.5.3 of the Agreement is hereby replaced in its entirety with the following:

“13.5.3 If Mirati terminates this Agreement pursuant to Section 13.3 or Array terminates this Agreement pursuant to Section 13.2, then:”

(b)	Section 13.5.3(a). Section 13.5.3(a) of the Agreement is hereby replaced in its entirety with the following:

“(a) all licenses and rights to Mirati under Sections 6.1 and 6.2 shall concurrently terminate, and Mirati and its Affiliates and Sublicensees shall immediately cease all manufacture, development and commercialization of Active Compounds and Products; provided however that this section shall not be interpreted to limit Mirati’s ability to exercise rights granted under Section 6.6 of this Agreement, in accordance with and subject to the limitations contained in such Section 6.6; and”

(c)	Section 13.5.3(b). Section 13.5.3(b) of the Agreement is hereby replaced in its entirety with the following:

“(b) If Array wishes to continue development of any Active Compounds and Products, then Mirati shall grant Array, subject to Section 6.6, an irrevocable, exclusive, royalty-free, sublicensable license under Mirati’s rights and interests in Collaboration Technology to continue such development of and to commercialize such Active Compounds and Products. If Array wishes to continue development of any Active Compounds and Products, then: (i) Mirati shall grant Array, subject to Section 6.6, an irrevocable, exclusive, royalty-free, sublicensable license under Mirati’s rights and interests in Development Documents reasonably necessary to continue such development of and to commercialize such Active Compounds and Products, and (ii) upon written request of Array, Mirati shall provide Array with copies of such Development Documents. Subject to the license grant to Array in the preceding clause (i), Mirati hereby retains all rights and interests in and under Development Documents. Finally, Mirati will also (i) transfer to Array all investigational new drug applications, Marketing Approval Applications and Marketing Approvals specifically pertaining to such Active Compounds and Products, and (ii) if Array requests, assign (to the extent allowed under the applicable agreement) to Array any Third Party contracts solely related to Active Compounds or Products with contract research organizations, contract manufacturers, and the like; and”

7.	Section 13.5.5 (Survival). Section 13.5.5 (Survival) of the Agreement is hereby replaced in its entirety with the following:

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13.5.5 Survival. Articles 1, 8, 11 (except as provided in Section 13.5) and 14 (except for Sections 14.3.2 and 14.5), and Sections 6.6, 6.7, 10.1, 10.2, 10.3, 12.3, 12.4, 12.5, 12.6, 13.5 and 13.6 shall survive the expiration (and any termination) of this Agreement.”

8.
Entire Agreement and Amendment #4. This Amendment #4 is deemed incorporated into and made part of the Agreement, and the Agreement (as amended by this Amendment #4) sets forth the entire agreement and understanding of Mirati and Array with respect to the subject matter hereof and thereof. There are no representations, warranties or covenants made or relied upon by the Parties except as expressly set forth in the Agreement as amended by this Amendment #4.

9.
Agreement Otherwise in Effect; Conflicts. Except as otherwise set forth in this Amendment #4, all other provisions of the Agreement remain unchanged and in effect. In the event of any conflict between the terms of this Amendment #4 and the Agreement, the terms of this Amendment #4 shall prevail and control.

10.	Counterparts. This Amendment #4 may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, Mirati and Array have caused this Amendment #4 to be executed by their duly authorized representatives as of the Amendment Date above.

Mirati Therapeutics, Inc.

By: /s/ Christopher C. LeMasters
Name: Christopher C. LeMasters
Title: EVP and CBO

Array BioPharma Inc.

By: /s/ Ron Squarer
Name: Ron Squarer
Title: CEO

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